Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF

EnerJex Resources, Inc.

We consent to the incorporation by reference in the Registration Statement No, 333-154472 on Form S-8 of EnerJex Resources, Inc., relating to our audits of the consolidated financial statements of EnerJex Resources, Inc. included in the Annual Report on Form 10-K of EnerJex Resources, Inc. for the transitional period ended December 31, 2010, and the year ended March 31, 2010.

/s/ Weaver & Martin, LLC
Weaver & Martin, LLC
Certified Public Accountants

Kansas City, Missouri

Date: April 21, 2011